Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-199240 on Form S-1/A of our report dated October 28, 2014, with respect to the consolidated financial statements of Pure Bioscience, Inc., appearing in the Annual Report on Form 10-K of Pure Bioscience, Inc. for the year ended July 31, 2014, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

November 24, 2014